Exhibit 10.1

Loan Agreement

THIS LOAN AGREEMENT (this “Agreement”), is entered into as of September 11, 2025, between Moatable US Holdco, Inc., a Delaware corporation, Lofty Inc., a Delaware corporation, and Trucker Path, Inc., a Delaware corporation (individually or collectively, jointly and severally, the “Borrower”), with an address at 45 West Buchanan Street, Phoenix, Arizona 85003, and PNC BANK, NATIONAL ASSOCIATION (the “Bank”), with an address at 2801 East Camelback Road, Suite 400, Phoenix, Arizona 85016.

The Borrower and the Bank, with the intent to be legally bound, agree as follows:

1.            Loan. The Bank has made or may make one or more loans (“Loan”) to the Borrower subject to the terms and conditions and in reliance upon the representations and warranties of the Borrower set forth in this Agreement. Each Loan shall be used for business purposes (and not for personal, family or household use) and is or will be evidenced by a promissory note or notes of the Borrower and all renewals, extensions, amendments and restatements thereof (whether one or more, collectively, the “Note”) acceptable to the Bank, which shall set forth the interest rate, repayment and other provisions of the respective Loan, the terms of which are incorporated into this Agreement by reference.

The Loans governed by this Agreement shall include the Loans specifically described below, if any, and any additional lines of credit or term loans that the Bank has made or may, in its sole discretion, make to the Borrower in the future.

1.1. Line of Credit. The Loan governed by this Agreement is a committed non-revolving line of credit under which the Borrower may request and the Bank, subject to the terms and conditions of this Agreement, will make advances to the Borrower from time to time until the Maturity Date, in an aggregate amount outstanding at any time not to exceed $9,750,000.00 (the “Line of Credit”). The “Maturity Date” shall have the meaning set forth in the note evidencing the Line of Credit. The Borrower acknowledges and agrees that in no event will the Bank be under any obligation to extend or renew the Line of Credit beyond the Maturity Date. In no event shall the aggregate unpaid principal amount of advances under the Line of Credit exceed the maximum amount of the Line of Credit. All advances and other credit extensions under the Line of Credit will be used for the acquisition of shares of stock in Moatable, Inc., a Delaware corporation, by the Borrower.

1.2. Loan Fee. On the date of this Agreement, the Borrowers agree to pay to the Bank, a nonrefundable loan fee equal to $9,250.00, which is fully earned by the Bank, irrespective of the total amount advanced hereunder.

1.3. Unused Fee. Accruing for each day from the date of this Agreement until the Maturity Date (and without regard to whether the conditions to making advances of the Loan are then met), the Borrowers agree to pay to the Bank, a nonrefundable unused fee (the “Unused Fee”) equal to 0.15% computed on the basis of a year of 360 days and actual days elapsed and multiplied by the difference for such day between the maximum amount of the Line of Credit minus the aggregate amount outstanding of the Line of Credit. Subject to the proviso in the directly preceding sentence, all Unused Fees shall be payable in arrears on the first day of each calendar month after the date of this Agreement and on the Maturity Date or upon acceleration of the Note.

2.            Security. The security for repayment of the Loan shall include but not be limited to the collateral, guaranties and other documents heretofore, contemporaneously or hereafter executed and delivered to the Bank (the “Security Documents”), which shall secure repayment of the Loan and all other loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Bank described therein (hereinafter referred to collectively as the “Obligations”).

This Agreement, the Note, the Security Documents and all other agreements and documents executed and/or delivered pursuant or subject hereto, as each may be amended, modified, extended or renewed from time to time, are collectively referred to as the “Loan Documents.” Capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Documents.

3.            Representations and Warranties. The Borrower hereby makes the following representations and warranties, which shall be continuing in nature and remain in full force and effect until the Obligations are paid in full, and which shall be true and correct except as otherwise set forth on the Addendum attached hereto and incorporated herein by reference (the “Addendum”):

3.1.            Existence, Power and Authority. If not a natural person, the Borrower is duly organized, validly existing and in good standing under the laws of the State of its incorporation or organization and has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing. The Borrower is duly authorized to execute and deliver the Loan Documents, all necessary action to authorize the execution and delivery of the Loan Documents has been properly taken, and the Borrower is and will continue to be duly authorized to borrow under this Agreement and to perform all of the other terms and provisions of the Loan Documents.

3.2.            Financial Statements. The Borrower has delivered or caused to be delivered to the Bank its most recent Financial Statements (as defined herein). The Financial Statements are true, complete and accurate in all material respects and fairly present the Borrower’s financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise and the results of the Borrower’s operations for the period specified therein. The Financial Statements have been prepared in accordance with the Applicable Accounting Standards. As used herein, “Applicable Accounting Standards” shall mean generally accepted accounting principles in effect from time to time (“GAAP”), consistently applied from period to period, subject in the case of interim statements to normal year-end adjustments and to any comments and notes acceptable to the Bank in its sole discretion; and “Financial Statements” shall mean (i) with respect to an entity that is not a natural person, consolidated and, if required by the Bank in its sole discretion, consolidating balance sheets and statements of income and cash flows for the year, month or quarter together with year-to-date figures and comparative figures for the corresponding periods of the prior year, prepared in accordance with the Applicable Accounting Standards, consistently applied from period to period; and (ii) with respect to natural persons, means personal financial statements and federal income tax returns.

3.3.            No Material Adverse Change. Since the date of the most recent Financial Statements, the Borrower has not suffered any damage, destruction or loss, and no event or condition has occurred or exists, which has resulted or could result in a material adverse change in its business, assets, operations, condition (financial or otherwise) or results of operation.

3.4.            Binding Obligations. The Borrower has full power and authority to enter into the transactions provided for in this Agreement and has been duly authorized to do so by appropriate action of its Board of Directors if the Borrower is a corporation, its members and/or managers, as applicable, if the Borrower is a limited liability company, all its general partners if the Borrower is a partnership or otherwise as may be required by law, charter, other organizational documents or agreements; and the Loan Documents, when executed and delivered by the Borrower, will constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their terms.

3.5.            No Defaults or Violations. There does not exist any Default or Event of Default, as hereinafter defined, under this Agreement, or any default or violation by the Borrower of or under any of the terms, conditions or obligations of: (i) its partnership agreement if the Borrower is a partnership, its articles or certificate of incorporation, regulations and bylaws if the Borrower is a corporation, its articles or certificate of organization and operating agreement if the Borrower is a limited liability company, or its other organizational documents as applicable; (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it is bound; or (iii) any law, ordinance, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it by any law, the action of any court or any governmental authority or agency; and the consummation of this Agreement and the transactions set forth herein will not result in any such Default, Event of Default or violation.

3.6.            Title to Assets. The Borrower has good and marketable title to the assets reflected on the most recent Financial Statements, free and clear of all liens and encumbrances, except for (i) liens in favor of the Bank; (ii) current taxes and assessments not yet due and payable; (iii) assets disposed of by the Borrower in the ordinary course of business since the date of the most recent Financial Statements; and (iv) those liens or encumbrances, if any, specified on the Addendum.

3.7.            Litigation. There are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Borrower, threatened against the Borrower, which could result in a material adverse change in its business, assets, operations, condition (financial or otherwise) or results of operations and there is no basis known to the Borrower for any action, suit, proceeding or investigation which could result in such a material adverse change. All pending and threatened litigation against the Borrower is listed on the Addendum attached hereto.

3.8.            Tax Returns. The Borrower has filed all returns and reports that are required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon it or its property or withheld by it, including income, unemployment, social security and similar taxes, and all of such taxes have been either paid or adequate reserves or other provision has been made therefor.

3.9.            Employee Benefit Plans. Each employee benefit plan as to which the Borrower may have any liability complies in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974 (as amended from time to time, “ERISA”), including minimum funding requirements, and (i) no Prohibited Transaction (as defined under ERISA) has occurred with respect to any such plan; (ii) no Reportable Event (as defined under Section 4043 of ERISA) has occurred with respect to any such plan which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Section 4042 of ERISA; (iii) the Borrower has not withdrawn from any such plan or initiated steps to do so; and (iv) no steps have been taken to terminate any such plan.

3.10.          Environmental Matters. The Borrower is in compliance, in all material respects, with all Environmental Laws (as hereinafter defined), including, without limitation, all Environmental Laws in jurisdictions in which the Borrower owns or operates, or has owned or operated, a facility or site, stores collateral, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other waste, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. Except as otherwise disclosed on the Addendum, no litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best of the Borrower’s knowledge, threatened against the Borrower, any real property in which the Borrower holds or has held an interest or any past or present operation of the Borrower. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or to the best of the Borrower’s knowledge has occurred, on, under or to any real property in which the Borrower holds or has held any interest or performs or has performed any of its operations, in violation of any Environmental Law. As used in this Section, “litigation or proceeding” means any demand, claim notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by a governmental authority or other person, and “Environmental Laws” means all provisions of laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by any governmental authority concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

3.11.          Intellectual Property. The Borrower owns or is licensed to use all patents, patent rights, trademarks, trade names, service marks, copyrights, intellectual property, technology, know-how and processes necessary for the conduct of its business as currently conducted that are material to the condition (financial or otherwise), business or operations of the Borrower.

3.12.          Regulatory Matters. No part of the proceeds of any Loan will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

3.13.          Solvency. As of the date hereof and after giving effect to the transactions contemplated by the Loan Documents, (i) the aggregate value of the Borrower’s assets will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities); (ii) the Borrower will have sufficient cash flow to enable it to pay its debts as they become due; and (iii) the Borrower will not have unreasonably small capital for the business in which it is engaged.

3.14.          Disclosure. None of the Loan Documents contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statements contained in this Agreement or the Loan Documents not misleading. There is no fact known to the Borrower which materially adversely affects or, so far as the Borrower can now foresee, might materially adversely affect the business, assets, operations, condition (financial or otherwise) or results of operation of the Borrower and which has not otherwise been fully set forth in this Agreement or in the Loan Documents.

3.15.         Beneficial Owners. If the Borrower is or was required to execute and deliver to the Bank a Certification of Beneficial Owner(s) (individually and collectively, as updated from time to time, the “Certification of Beneficial Owners”), the information in the Certification of Beneficial Owners, as updated from time to time in accordance with this Agreement, is true, complete and correct as of the date thereof, as of the date hereof and as of the date any such update is delivered to the Bank. The Borrower acknowledges and agrees that the Certification of Beneficial Owners is a Loan Document.

3.16.         Anti-Corruption Laws and International Trade Laws; Anti-Money Laundering Laws; Certain Definitions. Each Covered Entity, and its directors and officers, and each employee, agent or affiliate acting on behalf of such Covered Entity: (a) is not a Sanctioned Person; (b) does not do any business in or with, or derive any of its operating income from direct or indirect investments in or transactions involving, any Sanctioned Jurisdiction or Sanctioned Person; and (c) is not in violation of, and has not, during the past five (5) years, directly or indirectly, taken any act that could cause any Covered Entity to be in violation of, applicable International Trade Laws or Anti-Corruption Laws.

No Covered Entity nor any of its directors, officers, employees, or to the knowledge of the Borrower, any agents or affiliates acting on behalf of any Covered Entity has, during the past five (5) years, received any notice or communication from any Person that alleges, or been involved in an internal investigation involving any allegations relating to, potential violation of any International Trade Laws or Anti-Corruption Laws, or received a request for information from any Official Body regarding International Trade Law matters or Anti-Corruption Law matters. There is no Blocked Property pledged as Collateral.

As used herein:

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended, (b) the U.K. Bribery Act 2010, as amended, and (c) any other applicable Law relating to anti-bribery or anti-corruption in any jurisdiction in which any Loan Party is located or doing business.

“Anti-Money Laundering Laws” means (a) the Bank Secrecy Act and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001; (b) the U.K. Proceeds of Crime Act 2002, the Money Laundering Regulations 2017, as amended and the Terrorist Asset-Freezing etc. Act 2010; and (c) any other applicable Law relating to anti-money laundering and countering the financing of terrorism in any jurisdiction in which any Loan Party is located or doing business.

“Blocked Property” means any property (a) owned, directly or indirectly, by a Sanctioned Person; (b) due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; (d) located in a Sanctioned Jurisdiction; or (e) that otherwise could cause any actual or possible violation by the Bank of any applicable International Trade Law if the Bank were to obtain an encumbrance on, lien on, pledge of, or security interest in such property, or provide services in consideration of such property.

“Collateral” means any collateral securing any debt, liabilities, or other obligations of any Loan Party to the Bank.

“Compliance Authority” means (a) the United States government or any agency or political subdivision thereof, including, without limitation, the U.S. Department of State, the U.S. Department of Commerce, the U.S. Department of the Treasury and its Office of Foreign Assets Control, and the U.S. Customs and Border Protection agency; (b) the government of Canada or any agency thereof; (c) the European Union or any agency thereof; (d) the government of the United Kingdom or any agency thereof; (e) the United Nations Security Council; and (f) any other Official Body with jurisdiction to administer Anti-Corruption Laws, Anti-Money Laundering Laws or International Trade Laws with respect to the conduct of a Covered Entity.

“Covered Entity” means (a) the Borrower and each of the Borrower’s subsidiaries; (b) each Guarantor and any pledgor of Collateral; and (c) each Person that directly or indirectly controls a Person described in clause (a) or (b) above.

“International Trade Laws” means all Laws relating to economic and financial sanctions, trade embargoes, export controls, customs, and anti-boycott measures.

“Law” means any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award, or any settlement arrangement, by agreement, consent or otherwise, of any Official Body, foreign or domestic.

“Loan Parties” means the Borrower and any Guarantors.

“Official Body” means the government of the United States of America or of any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Official Body, or other entity.

“Sanctioned Jurisdiction” means, at any time, a country, area, territory, or jurisdiction that is the subject or target of comprehensive U.S. sanctions.

“Sanctioned Person” means any Person (a) located in, organized under the laws of, or ordinarily resident in a Sanctioned Jurisdiction; (b) identified on any sanctions-related list maintained by any Compliance Authority; or (c) owned 50% or more, in the aggregate, directly or indirectly by, controlled by, or acting for, on behalf of, or at the direction of, one or more Persons described in clauses (a) or (b) above.

4.             Affirmative Covenants.  The Borrower agrees that from the date of execution of this Agreement until all Obligations have been paid in full and any commitments of the Bank to the Borrower have been terminated, the Borrower will:

4.1.            Books and Records. Maintain books and records in accordance with the Applicable Accounting Standards and give representatives of the Bank access thereto at all reasonable times, including permission to examine, copy and make abstracts from any of such books and records and such other information as the Bank may from time to time reasonably request, and the Borrower will make available to the Bank for examination copies of any reports, statements and returns which the Borrower may make to or file with any federal, state or local governmental department, bureau or agency.

4.2.            Financial Reporting. Deliver or cause to be delivered to the Bank (i) the Financial Statements, reports and certifications, if any, set forth on the Addendum and (ii) such other information about Borrower’s or Guarantor’s financial condition, properties and operations as and when requested by the Bank, from time to time.  As used herein, “Guarantor” shall collectively refer to each Entity Guarantor and Individual Guarantor of the Obligations, jointly and severally; “Entity Guarantor” shall mean each Guarantor who is not a natural person; and “Individual Guarantor” shall mean each Guarantor who is a natural person.

4.3.            Payment of Taxes and Other Charges. Pay and discharge when due all indebtedness and all taxes, assessments, charges, levies and other liabilities imposed upon the Borrower, its income, profits, property or business, except those which currently are being contested in good faith by appropriate proceedings and for which the Borrower shall have set aside adequate reserves or made other adequate provision with respect thereto acceptable to the Bank in its sole discretion.

4.4.            Maintenance of Existence, Operation and Assets. Do all things necessary to (i) maintain, renew and keep in full force and effect its organizational existence and all rights, permits and franchises necessary to enable it to continue its business as currently conducted; (ii) continue in operation in substantially the same manner as at present; (iii) keep its properties in good operating condition and repair; and (iv) make all necessary and proper repairs, renewals, replacements, additions and improvements thereto.

4.5.            Insurance. Maintain, with financially sound and reputable insurers, insurance with respect to its property and business against such casualties and contingencies, of such types and in such amounts, as is customary for established companies engaged in the same or similar business and similarly situated. In the event of a conflict between the provisions of this Section and the terms of any Security Documents relating to insurance, the provisions in the Security Documents will control.

4.6.            Compliance with Laws. Comply with all laws applicable to the Borrower and to the operation of its business (including without limitation any statute, ordinance, rule or regulation relating to employment practices, pension benefits or environmental, occupational and health standards and controls).

4.7.            Bank Accounts. Establish and maintain at the Bank the Borrower’s primary depository accounts.

4.8.            Financial Covenants. Comply with all of the financial and other covenants, if any, set forth on the Addendum.

4.9.            Additional Reports. Provide prompt written notice to the Bank of the occurrence of any of the following (together with a description of the action which the Borrower proposes to take with respect thereto): (i) any Event of Default or any event, act or condition which, with the passage of time or the giving of notice, or both, would constitute an Event of Default (a “Default”); (ii) any litigation filed by or against the Borrower; (iii) any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan(s) (as defined in ERISA) or (iv) any event which might result in a material adverse change in the business, assets, operations, condition (financial or otherwise) or results of operation of the Borrower.

4.10.          Certification of Beneficial Owners and Other Additional Information. Provide: (i) such information and documentation as may reasonably be requested by the Bank from time to time for purposes of compliance by the Bank with applicable laws (including without limitation the USA PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Bank to comply therewith; and (ii) if the Borrower is or was required to deliver a Certification of Beneficial Owners to the Bank, (a) confirmation of the accuracy of the information set forth in the most recent Certification of Beneficial Owners provided to the Bank, as and when requested by the Bank; and (b) a new Certification of Beneficial Owners in form and substance acceptable to the Bank when the individual(s) identified as a controlling party and/or a direct or indirect individual owner on the most recent Certification of Beneficial Owners provided to the Bank have changed.

4.11.          Compliance with Anti-Corruption Laws; Anti-Money Laundering Laws and International Trade Laws. (a) Immediately notify the Bank in writing upon the occurrence of a Reportable Compliance Event; (b) immediately provide substitute Collateral to the Bank if, at any time, any Collateral becomes Blocked Property; and (c) conduct its business in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws and maintain in effect policies and procedures reasonably designed to ensure compliance with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws by each Covered Entity, and its directors and officers, and any employee, agent or affiliate acting on behalf of such Covered Entity in connection with this Agreement.

“Reportable Compliance Event” as used herein means (1) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty, by, or enters into a settlement with an Official Body in connection with any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law, or any predicate crime to any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations represents a violation of any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law; (2) any Covered Entity engages in a transaction that has caused or would cause the Bank to be in violation of any International Trade Law or Anti-Corruption Law, including a Covered Entity’s use of any proceeds of the Loans hereunder to directly or indirectly fund any activities or business of, with or for the benefit of any Sanctioned Person, or to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction; (3) any Collateral qualifies as Blocked Property, or (4) any Covered Entity otherwise violates, or reasonably believes it will violate, any of the International Trade Law- or Anti-Corruption Law-specific representations and covenants herein.

5.            Negative Covenants. The Borrower covenants and agrees that from the date of this Agreement until all Obligations have been paid in full and any commitments of the Bank to the Borrower have been terminated, except as set forth in the Addendum, the Borrower will not, without the Bank’s prior written consent:

5.1.          Indebtedness. Create, incur, assume or suffer to exist any indebtedness for borrowed money other than:

(i)            the Loan and any subsequent indebtedness to the Bank; and

(ii)            open account trade debt incurred in the ordinary course of business and not past due.

5.2.            Liens and Encumbrances. Except as provided in Section 3.6, create, assume, incur or permit to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind upon any of its property, now owned or hereafter acquired, or acquire or agree to acquire any kind of property subject to any conditional sales or other title retention agreement.

5.3.            Guarantees. Guarantee, endorse or become contingently liable for the obligations of any person, firm, corporation or other entity, except in connection with the endorsement and deposit of checks for collection in the ordinary course of business.

5.4.            Loans or Advances. Purchase or hold beneficially any stock, other securities or evidence of indebtedness of, or make or have outstanding, any loans or advances to, or otherwise extend credit to, or make any investment or acquire any interest whatsoever in, any other person, firm, corporation or other entity, except investments disclosed on the Borrower’s Financial Statements that have been provided to the Bank on or before the date hereof, or that are otherwise acceptable to the Bank in its sole discretion.

5.5.            Merger or Transfer of Assets. Liquidate or dissolve, or merge or consolidate with or into any person, firm, corporation or other entity, or sell, lease, transfer or otherwise dispose of all or a substantial part of its property, assets, operations or business, whether now owned or hereafter acquired.

5.6.            Change in Business, Management or Ownership. Make or permit, nor shall any Guarantor or grantor under the Security Documents make or permit, any change in (i) its form of organization, including a division into two or more entities; (ii) the nature of its business as carried on as of the date hereof; (iii) the composition of its current executive management; or (iv) its equity ownership.

5.7.            Dividends. Declare or pay any dividends on or make any distribution with respect to any class of its equity or ownership interest, or purchase, redeem, retire or otherwise acquire any of its equity.

5.8.            Acquisitions. Make acquisitions of all or substantially all of the property or assets of any person, firm, corporation or other entity.

5.9.            Anti-Corruption Laws; Anti-Money Laundering Laws; International Trade Laws. (I) Do any of the following, nor permit any of its directors, officers, employees, agents or affiliates acting on behalf of any Loan Party in connection with this Agreement, nor such Loan Party’s subsidiaries to (a) become a Sanctioned Person; (b) directly or indirectly provide, use, or make available the proceeds of any Loan hereunder (i) to fund any activities or business of, with, or for the benefit of any Person that, at the time of such funding or facilitation, is a Sanctioned Person, (ii) to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction, (iii) in any manner that could result in a violation by any Person (including the Bank) of Anti-Corruption Laws, Anti-Money Laundering Laws or International Trade Laws or (iv) in violation of any applicable Law, including, without limitation, any applicable Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law; (c) repay any Loan with Blocked Property or funds derived from any unlawful activity; or (d) permit any Collateral to become Blocked Property; nor (II) directly or indirectly provide, use, or make available the proceeds of any Loan hereunder to any such Loan Party’s subsidiaries that is not party to this Agreement.

6.            Events of Default.  The occurrence of any of the following will be deemed to be an “Event of Default”:

6.1.            Covenant Default. The Borrower shall default in the performance of any of the covenants or agreements contained in this Agreement.

6.2.            Breach of Warranty. Any Financial Statement, representation, warranty or certificate made or furnished by the Borrower to the Bank in connection with this Agreement shall be false, incorrect or incomplete when made.

6.3.            Other Default. The occurrence of (i) an Event of Default as defined in the Note or any of the other Loan Documents and (ii) a default or event of default under or as defined in any other agreement, instrument or document between the Borrower and PNC Bank, National Association or any of its subsidiaries or affiliates.

Upon the occurrence of an Event of Default, the Bank will have all rights and remedies specified in the Note and the other Loan Documents and all rights and remedies available under applicable law or in equity.

7.            Conditions. The Bank’s obligation to make any advance under any Loan, or to issue any letter of credit, is subject to the conditions that as of the date of the advance:

7.1.            No Event of Default. No Event of Default or Default shall have occurred and be continuing.

7.2.            Authorization Documents. The Bank shall have received certified copies of resolutions of the board of directors, the general partners or the members or managers of any partnership, corporation or limited liability company that executes this Agreement, the Note or any of the other Loan Documents; or other proof of authorization satisfactory to the Bank.

7.3.            Receipt of Loan Documents. The Bank shall have received the Loan Documents and such other instruments and documents which the Bank may reasonably request in connection with the transactions provided for in this Agreement, which may include an opinion of counsel in form and substance satisfactory to the Bank for any party executing any of the Loan Documents.

7.4.            Fees. The Bank shall have received all fees owing in respect of the Loan.

8.            Fees; Expenses. The Borrower agrees to reimburse the Bank, upon the execution of this Agreement, and otherwise on demand, all fees due and payable to the Bank hereunder and under the other Loan Documents and all costs and expenses incurred by the Bank in connection with the preparation, negotiation and delivery of this Agreement and the other Loan Documents, and any modifications or amendments thereto or renewals thereof, and the collection of all of the Obligations, including but not limited to enforcement actions, relating to the Loan, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to this Agreement, including (i) reasonable fees and expenses of counsel (which may include costs of in-house counsel); (ii) all costs related to conducting UCC, title and other public record searches; (iii) fees for filing and recording documents in the public records to perfect the Bank’s liens and security interests; (iv) expenses for auditors, appraisers and environmental consultants; and (v) taxes. The Borrower hereby authorizes and directs the Bank to charge Borrower's deposit account(s) with the Bank for any and all of the foregoing fees, costs and expenses.

9.            Increased Costs. On written demand, together with written evidence of the justification therefor, the Borrower agrees to pay the Bank all direct costs incurred, any losses suffered or payments made by the Bank as a result of any Change in Law (hereinafter defined), imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets relative to the Loan. “Change in Law” means the occurrence, after the date hereof, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty; (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any governmental authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

10.           Miscellaneous.

10.1.            Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as may be agreed otherwise above with respect to borrowing requests or as otherwise provided in this Agreement) and will be effective upon receipt. Notices may be given in any manner to which the parties may agree. Without limiting the foregoing, first-class mail, postage prepaid, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. In addition, the parties agree that Notices may be sent electronically to any electronic address provided by a party from time to time. Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this section.

10.2.            Preservation of Rights; Waivers of Marshalling, Setoff, and Certain Other Rights. No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity. In addition to the other waivers hereunder, the Borrower waives, to the extent permitted by applicable law, (i) any and all rights to require the Bank to marshal assets or collateral, to proceed first against, or realize on, any assets or collateral or other credit support before proceeding against or realizing on any other assets or collateral or other credit support, or to otherwise require the Bank to exercise rights or remedies in any particular sequence, in connection with any of the Obligations, and (ii) any and all rights to set off or reduce the amount of the Obligations or any related deficiency against any obligations of the Bank, or on account of the value of any collateral or other credit support, or otherwise, whether any such rights described in this sentence are based on or asserted under any statutory provision, common law, equity or otherwise.

10.3.            Illegality. If any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Agreement.

10.4.            Changes in Writing. No modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Agreement will be effective unless made in a writing signed by the party to be charged, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Notwithstanding the foregoing, the Bank may modify this Agreement or any of the other Loan Documents for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that the Bank shall send a copy of any such modification to the Borrower (which notice may be given by electronic mail). No notice to or demand on the Borrower will entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

10.5.            Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. The representations, warranties, covenants, and agreements in this Agreement regarding Anti-Corruption Laws, International Trade Laws and Anti-Money Laundering Laws will control to the extent of any inconsistency between any such provisions and any provision in any Note regarding such matters.

10.6.            Counterparts. This Agreement and any other Loan Document may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement or any other Loan Document by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement or any other Loan Document by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

10.7.            Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Borrower may not assign this Agreement in whole or in part without the Bank’s prior written consent and the Bank at any time may assign this Agreement in whole or in part.

10.8.            Interpretation. In this Agreement, unless the Bank and the Borrower otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Unless otherwise specified in this Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with the Applicable Accounting Standards. If this Agreement is executed by more than one party as Borrower, the obligations of such persons or entities will be joint and several.

10.9.            No Consequential Damages, Etc.. The Bank will not be responsible for any damages, consequential, incidental, special, punitive or otherwise, that may be incurred or alleged by any person or entity, including the Borrower and any Guarantor, as a result of this Agreement, the other Loan Documents, the transactions contemplated hereby or thereby, or the use of the proceeds of the Loan.

10.10.          Assignments and Participations. At any time, without any notice to the Borrower, the Bank may sell, assign, transfer, negotiate, grant participations in, or otherwise dispose of all or any part of the Bank’s interest in the Loan. The Borrower hereby authorizes the Bank to provide, without any notice to the Borrower, any information concerning the Borrower, including information pertaining to the Borrower’s financial condition, business operations or general creditworthiness, to any assignee of or participant in or any prospective assignee of or participant in all or any part of the Bank’s interest in the Loan.

10.11.          USA PATRIOT Act Notice. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each Borrower that opens an account. What this means: when the Borrower opens an account, the Bank will ask for the business name, business address, taxpayer identifying number and other information or documentation that will allow the Bank to identify the Borrower, such as organizational documents. For some businesses and organizations, the Bank may also need to ask for identifying information and documentation relating to certain individuals associated with the business or organization.

10.12.          Important Information about Phone Calls. By providing telephone number(s) to the Bank, now or at any later time, the Borrower hereby authorizes the Bank and its affiliates and designees to contact the Borrower regarding the Borrower’s account(s) with the Bank or its affiliates, whether such accounts are Borrower’s individual accounts or business accounts for which Borrower is a contact, at such numbers using any means, including but not limited to placing calls using an automated dialing system to cell, VoIP or other wireless phone number, or by leaving prerecorded messages or sending text messages, even if charges may be incurred for the calls or text messages. Borrower hereby consents that any phone call with the Bank may be monitored or recorded by the Bank.

10.13.          Confidentiality. In connection with the Obligations, this Agreement and the other Loan Documents, the Bank and the Borrower will be providing to each other, whether orally, in writing or in electronic format, nonpublic, confidential or proprietary information (collectively, “Confidential Information”). Each of the Borrower and the Bank agrees (i) to hold the Confidential Information of the other in confidence; and (ii) not to disclose or permit any other person or entity access to the Confidential Information of the other party, except for disclosure or access (a) to a party’s affiliates and its or their employees, officers, directors, agents, representatives, (b) to other third parties that provide or may provide ancillary support relating to the Obligations, this Agreement and/or the other Loan Documents, (c) in connection with the exercise of any remedies or enforcement of rights under this Agreement or any action or proceeding relating to the Obligations, this Agreement and/or the other Loan Documents, (d) to its external or internal auditors or regulatory authorities, or (e) upon the order of a court or other governmental agency having jurisdiction over a party. It is understood and agreed that the obligation to protect such Confidential Information shall be satisfied if the party receiving such Confidential Information utilizes the same control (but no less than reasonable) as it does to avoid disclosure of its own confidential and valuable information. It is also understood and agreed that no information shall be within the protection of this Agreement where such information: (w) is or becomes publicly available through no fault of the party to whom such Confidential Information has been disclosed, (x) is released by the originating party to anyone without restriction, (y) is rightly obtained from third parties who are not, to such receiving party's knowledge, under an obligation of confidentiality, or (z) is required to be disclosed by subpoena or similar process of applicable law or regulations.

For the purposes of this Agreement, Confidential Information of a party shall include, without limitation, any financial information, scientific or technical information, design, process, procedure or improvement and all concepts, documentation, reports, data, data formats, specifications, computer software, source code, object code, user manuals, financial models, screen displays and formats, software, databases, inventions, knowhow, showhow and trade secrets, whether or not patentable or copyrightable, whether owned by a party or any third party, together with all memoranda, analyses, compilations, studies, notes, records, drawings, manuals or other documents or materials which contain or otherwise reflect any of the foregoing information.

Each of the Borrower and the Bank agrees to return to the other or destroy all Confidential Information of the other upon the termination of this Agreement; provided, however, each party may retain such limited information for customary archival and audit purposes only for reference with respect to prior dealings between the parties subject at all times to the continuing terms of this Section 10.13.

Each of the Borrower and the Bank agrees not to use the other's name or logo in any marketing, advertising or related materials, without the prior written consent of the other party.

10.14.          Sharing Information with Affiliates of the Bank. The Borrower acknowledges that from time to time other financial and banking services may be offered or provided to the Borrower or one or more of its subsidiaries and/or affiliates (in connection with this Agreement or otherwise) by the Bank or by one or more subsidiaries or affiliates of the Bank or of The PNC Financial Services Group, Inc., and the Borrower hereby authorizes the Bank to share any information delivered to the Bank by the Borrower and/or its subsidiaries and/or affiliates pursuant to this Agreement or any of the Loan Documents to any subsidiary or affiliate of the Bank and/or The PNC Financial Services Group, Inc., subject to any provisions of confidentiality in this Agreement or any other Loan Documents.

10.15.          Electronic Signatures and Records. Notwithstanding any other provision herein, the Borrower agrees that this Agreement, the Loan Documents, any amendments thereto, and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record. Any Communication may, at the Bank’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.

10.16.         Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated above is located. This Agreement will be interpreted and the rights and liabilities of the Bank and the Borrower determined in accordance with the laws of the state where the Bank’s office indicated above is located, excluding its conflict of laws rules, including without limitation the Electronic Transactions Act (or equivalent) in effect in the state where the Bank’s office indicated above is located (or, to the extent controlling, the laws of the United States Of America, including without limitation the Electronic Signatures in Global and National Commerce Act). The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Bank’s office indicated above is located; provided that nothing contained in this Agreement will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Bank and the Borrower agree that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

10.17.       Joint and Several Obligations of Borrowers.

(a)            Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Bank under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

(b)            Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with each other Borrower, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 10.17), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

(c)            If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Persons constituting Borrowers will make such payment with respect to, or perform, such Obligation until such time as all of the Obligations are paid in full.

(d)            The Obligations of each Borrower under the provisions of this Section 10.17 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower, irrespective of the validity, regularity or enforceability of the provisions of this Agreement or any other circumstances whatsoever.

(e)            Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Loans issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Bank under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable Law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Bank at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Bank in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Bank with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable Laws or regulations thereunder, which might, but for the provisions of this Section 10.17, afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 10.17, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 10.17 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 10.17 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or the Bank.

(f)            Each Borrower represents and warrants to the Bank that such Borrower is currently informed of the financial condition of each other Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to the Bank that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of the Borrowers’ financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

(g)            The provisions of this Section 10.17 are made for the benefit of Bank and its successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers individually or collectively as often as occasion therefor may arise and without requirement on the part of the Bank or any of its successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 10.17 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Bank upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 10.17 will forthwith be reinstated in effect, as though such payment had not been made.

(h)            Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Bank with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Bank are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

(i)            Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Bank, and such Borrower shall deliver any such amounts to the Bank for application to the Obligations.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

10.18.          WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE BANK IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER AND THE BANK ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Borrower acknowledges that it has read and understands all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above.

Moatable US Holdco, Inc., a Delaware corporation
(Corporation, Partnership or other Entity)

By:	/s/ Scott S. Stone

(SEAL)

Print Name:	Scott S. Stone
Title:	Chief Financial Officer

Lofty Inc., a Delaware corporation
(Corporation, Partnership or other Entity)

By:	/s/ Scott S. Stone

(SEAL)

Print Name:	Scott S. Stone
Title:	Chief Financial Officer

Trucker Path, Inc., a Delaware corporation
(Corporation, Partnership or other Entity)

By:	/s/ Scott S. Stone

(SEAL)

Print Name:	Scott S. Stone
Title:	Chief Financial Officer

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Breck Saucier
(SEAL)

Print Name:	Breck Saucier
Title:	SVP/Relationship Manager

ADDENDUM